UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

DCB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio		43035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2012, DCB Financial Corp (the “Corporation”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 7,192,350 common shares were entitled to vote as of March 25, 2013, the record date for the Annual Meeting. There were 5,537,786 shares present, or 76.99%, in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on four proposals, each of which has passed. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 — Election of Class II Directors

The shareholders voted to elect two Class III Directors to serve for a term of three years expiring at the Annual Meeting in 2015, or until their successors are duly elected and qualified. The results of the vote were as follows:

Name	For	Against	Abstaining	Broker Non-Votes
Edward Powers	4,399,694	0	195,864	942,228
Bart E. Johnson	4,414,884	0	180,674	942,228
Donald J. Wolf	4,399,054	0	196,504	942,228

Proposal No. 2 – A Non-binding Advisory Vote on Executive Compensation

For	Against	Abstaining	Broker Non-Votes
4,400,407	156,881	38,270	942,228

Proposal No. 3 – A Non-binding Advisory Vote on Frequency of Shareholder Vote on Executive Compensation

One year	Two years	Three years	Abstaining
2,442,548	96,504	1,978,229	78,277

Proposal No. 4 — Ratify Plante & Moran, PLLC as Independent Registered Public Accounting Firm

For	Against	Abstaining
5,482,505	14,596	40,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCB FINANCIAL CORP

Date: May 23, 2013	By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
President and Chief Executive Officer